Exhibit 2.6

NOVITRON INTERNATIONAL, INC.

One Gateway Center, Suite 411
Newton, MA 02458

March 31, 2003

ELAN PHARMACEUTICALS, INC.

ELAN DIAGOSTICS, INC.

c/o Elan Pharmaceuticals, Inc.
800 Gateway Boulevard
South San Francisco, CA 94080

Re: Asset Purchase Agreement

Ladies and Gentlemen:

We refer you to the Asset Purchase Agreement, dated as of December 9, 2002 (the "Asset Purchase Agreement"), by and among Elan Pharmaceuticals, Inc., a Delaware corporation, Elan Diagnostics, Inc., a Delaware corporation, and Novitron International, Inc., a Delaware corporation.

This letter confirms our agreement to extend the date set forth in clause (ii) of Section 10.1 of the Asset Purchase Agreement from April 8, 2003 to May 1, 2003.

Please confirm that the foregoing accurately sets forth our agreement by executing a copy hereof in the space provided below and returning it to the undersigned.

Very truly yours,

NOVITRON INTERNATIONAL, INC.

By: /s/ Israel M. Stein
Israel M. Stein
Chairman of the Board and
Chief Executive Officer

Acknowledged and agreed
as of the date set forth above:

ELAN PHARMACEUTICALS, INC.

By: /s/ David J. Hurley
David J. Hurley
Vice President and Chief Financial Officer

ELAN DIAGNOSTICS, INC.

By: /s/ Robert M. Packer
Robert M. Packer
Assistant Treasurer